UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  March 3, 2014

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

2525 E. 29th Ave. Ste. 10-B

Spokane, WA 99223

 (Address of principal executive offices)

(208) 591-3281

(Registrant’s telephone number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01  Entry into a Material Definitive Agreements.

On March 3, 2014, Greenplex Services, Inc. (the “Company”) entered into a definitive consulting agreement relating to the use of services from IWJ Consulting Group, LLC ("Consultant").  Due to the Company’s lack of operating success since its inception, the Board of Directors authorized retaining a consultant to assist in identifying and screening possible private companies: 1) to be acquired by the Company for stock; 2) to be merged with the Company by an exchange of stock; or 3) to be willing to sell operating assets to the company for stock.  The Company has entered into a 90 day agreement with the Consultant whereby the Consultant has agreed to cover their own out-of-pocket expenses in regards to this objective and they will be compensated by the issuance of a two-year option to purchase up to 500,000 shares of restricted common stock at $.04 per share, the current market value, predicated on the Consultant being successful and the Company completing a transaction.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Consulting Agreement with IWJ Consulting Group, LLC, dated March 3, 2014

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  March 7, 2014

 GREENPLEX SERVICES, INC.

By:

/s/  Kyle W. Carlson

Kyle W. Carlson

President, Treasurer, CEO, & CFO